Exhibit 99.5

BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to the grant of non-transferable rights (the "Rights") to purchase common shares, par value $0.01 per share (the "Common Shares"), of Star Bulk Carriers Corp. (the "Company").

This will instruct you whether to exercise the Rights to purchase Common Shares distributed with respect to the Common Shares held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions as to Use of Rights Certificates."

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1.	☐	Please DO NOT EXERCISE RIGHTS for Common Shares.
Box 2.	☐	Please EXERCISE RIGHTS for Common Shares as set forth below:

	Number of Common Shares Subscribed For		Subscription Price		Payment

Basic Subscription Privilege		x	$5.35	=	$__________	(Line 1)
Total Payment Required
					$__________

Box 3.	☐	Payment in the following amount is enclosed: $____________
Box 4.	☐	Please deduct payment of $________ from the following account maintained by you as follows:

(The total of Box 3 and Box 4 must equal the total payment specified above.)

Type of Account	Account No.

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

●	irrevocably elect to purchase the number of common shares indicated above upon the terms and conditions specified in the prospectus; and

●	agree that if I (we) fail to pay for the common shares I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name of beneficial owner(s):
Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:
Capacity:
Address (including Zip Code):
Telephone Number: